                                                                     EXHIBIT 3.1



                  FOURTH RESTATED ARTICLES OF INCORPORATION OF

                                  800.COM, INC.


                                 ARTICLE 1. NAME

         The name of the Corporation is 800.COM, Inc.

                               ARTICLE 2. DURATION

         The period of the corporation's existence shall be perpetual.

                         ARTICLE 3. PURPOSES AND POWERS

         The purpose for which the corporation is organized is to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Oregon Business Corporation Act.

         The corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of the corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to the corporation.

                                ARTICLE 4. SHARES

4.1      AUTHORIZED CAPITAL

         The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares of stock which the corporation shall have authority to issue shall be 135,000,000, consisting of 100,000,000 shares of Common Stock, $0.01 par value per share, and 35,000,000 shares of Preferred Stock, $0.01 par value per share.

4.2      COMMON STOCK

         Subject to any preferential or other rights granted to any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors. The holders of shares of Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors of the corporation and the right to vote on all other matters, except where a separate class or series of the corporation's shareholders vote by class or series.

4.3      PREFERRED STOCK

         Except as otherwise expressly prohibited by the provisions of these Articles of Incorporation of the corporation, shares of Preferred Stock may be issued from time to time in one or more series in any manner permitted by law as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine, subject to the provisions hereof, the rights, restrictions and preferences of the shares of any series so established.

         4.3.1 SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES C STOCK AND SERIES D PREFERRED STOCK

         One series of Preferred Stock shall be designated "Series A Preferred Stock," and shall consist of 4,000,000 shares. A second series of Preferred Stock shall be designated "Series B Preferred Stock," and shall consist of 7,500,000 shares. A third series of Preferred Stock shall be designated "Series C Preferred Stock," and shall consist of 9,277,156 shares. A fourth series of Preferred Stock shall be designated "Series D Preferred Stock," and shall consist of 4,324,325 shares. The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock (the "Series A Stock"), the Series B Preferred Stock (the "Series B Stock"), the Series C Preferred Stock (the "Series C Stock") and the Series D Preferred Stock (the "Series D Stock") are as follows:

                  (a) Dividends. The holders of shares of the Series A Stock, the Series B Stock, the Series C Stock and the Series D Stock shall be entitled to receive dividends, out of any assets of the corporation legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of the corporation) on the Common Stock of the corporation during any fiscal year, at the rate of 10 percent of the applicable Original Issue Price (as defined below) for such series of Preferred Stock per annum per share of such series of Preferred Stock then outstanding, payable when, as and if declared by the Board of Directors. After payment of such dividends to the holders of the Series A Stock, the Series B Stock, the Series C Stock and the Series D Stock (and of any other class or series of Preferred Stock having preferential rights as to dividends) in any fiscal year, the corporation may in the same fiscal year declare or pay a dividend on Common Stock, provided the corporation shall simultaneously declare and pay a dividend on each outstanding share of Series A Stock, Series B Stock, Series C Stock and the Series D Stock that is equal to the dividend to be declared or paid on each share of Common Stock times the number of shares of Common Stock into which each such share of Series A Stock, Series B Stock, Series C Stock or Series D Stock is then convertible. The right to dividends on the Series A Stock, the Series B Stock, the Series C Stock and Series D Stock shall not be cumulative, and no right shall accrue to the holders of the Series A Stock, the Series B Stock, the Series C Stock or the Series D Stock in the event the corporation shall, irrespective of its earnings, fail to declare or pay such dividends, nor shall any undeclared or unpaid dividend bear or accrue interest.

                  (b) Liquidation. Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

                            (i)     The holders of shares of Series B Stock
shall be entitled to receive $2.21 (appropriately adjusted for any stock dividend, split, combination or similar reorganization of the Series B Stock (the "Series B Original Issue Price")) for each outstanding share of Series B Stock held by them, and, in addition, an amount equal to any dividends declared but not paid on each such share. The holders of shares of Series C Stock shall be entitled to receive $6.61 (appropriately adjusted for any stock dividend, split, combination or similar reorganization of the Series C Stock (the "Series C Original Issue Price")) for each outstanding share of Series C Stock held by them, and, in addition, an amount equal to any dividends declared but not paid on each such share. The holders of shares of Series D Stock shall be entitled to receive $7.50 (appropriately adjusted for any stock dividend, split, combination or similar reorganization of the Series D Stock (the "Series D Original Issue Price")) for each outstanding share of Series D Stock held by them, and, in addition, an amount equal to any dividends declared but not paid on each such share. If such assets available for distribution shall be insufficient to permit the payment to the holders of Series B Stock, Series C Stock and Series D Stock of the preferential amounts to which they may be entitled under this Section 4.3.1(b)(i), then the entire assets of the corporation legally available for distribution shall be distributed ratably among the holders of shares of Series B Stock, Series C Stock and Series D Stock based upon the number of shares of Common Stock issuable upon the exercise of shares of Series B Stock, Series C Stock and Series D Stock held by each of such holders, up to the point where the value of assets distributed to the holders of shares of the Series B Stock with respect to each share of Series B Stock held by them equals the Series B Original Issue Price, with any remaining assets distributed ratably among the holders of shares of Series C Stock and Series D Stock based upon the number of shares of Series C Stock and Series D Stock held by each of such holders, up to the point where the aggregate value of assets distributed to the holders of shares of the Series C Stock under this Section 4.3.1(b)(i) with respect to each share of Series C Stock held by them equals the Series C Original Issue Price, with any remaining assets distributed ratably among the holders of shares of Series D Stock based upon the number of shares of Series D Stock held by each such holder.

                            (ii) After setting apart or paying in full the
preferential amounts due the holders of the Series B Stock, the Series C Stock and the Series D Stock as provided in Section 4.3.1(b)(i), if assets available for distribution remain, the holders of shares of Series A Stock shall be entitled to receive $1.00 (appropriately adjusted for any stock dividend, split, combination or similar recapitalization of such Series A Stock (the "Series A Original Issue Price" and, together with the Series B Original Issue Price, the Series C Original Issuance Price and the Series D Original Issue Price, collectively, the "Original Issue Prices")) for each outstanding share of Series A Stock held by them, and, in addition, an amount equal to any dividends declared but not paid on each such share. If such assets available for distribution shall be insufficient to permit the payment to the holders of the Series A Stock of the preferential amounts to which they may be entitled under this Section 4.3.1(b)(ii), then the entire assets of the corporation legally available for distribution shall be distributed ratably among the holders of shares of Series A Stock based upon the number of shares of such stock held by each of such holders.

                            (iii) After setting apart or paying in full the
preferential amounts due the holders of the Series A Stock, the Series B Stock, the Series C Stock and the Series D Stock as provided in Sections 4.3.1(b)(i) and (ii), if assets available for distribution remain, such remaining assets shall be distributed ratably among the holders of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Common Stock as though all the shares of Series A Stock, Series B Stock, Series C Stock and the Series D Stock were converted to shares of Common Stock, up to the point where the aggregate value of assets distributed to the holders of the Series A Stock (including the amounts distributed pursuant to Section 4.3.1(b)(ii)) equals three times the Series A Original Issue Price for each outstanding share of Series A Stock held by them. If such assets available for distribution under this Section 4.3.1(b)(iii) shall be insufficient to permit the payment to the holders of the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock and the Common Stock of the full preferential amounts to which they may be entitled under this Section 4.3.1(b)(iii), then the entire remaining assets of the corporation legally available for distribution shall be distributed ratably among the holders of shares of Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock and Common Stock based upon the number of shares of Common Stock (A) held by each of such holders or (B) issuable upon the exercise of shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock held by each of such holders.

                            (iv) After setting apart or paying in full the
preferential amounts due the holders of the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock and the Common Stock as provided in Sections 4.3.1(b)(i), (ii) and (iii), if assets available for distribution remain, such remaining assets shall be distributed ratably among the holders of Series B Stock, Series C Stock, Series D Stock and Common Stock as though all the shares of Series B Stock, Series C Stock and Series D Stock were converted to shares of Common Stock, up to the point where the aggregate value of assets distributed to the holders of the Series B Stock (including the amounts distributed pursuant to Sections 4.3.1(b)(i) and (iii)) equals three times the Series B Original Issue Price for each outstanding share of Series B Stock held by them. If such assets available for distribution under this Section 4.3.1(b)(iv) shall be insufficient to permit the payment to the holders of the Series B Stock, the Series C Stock, the Series D Stock and the Common Stock of the full preferential amounts to which they may be entitled under this Section 4.3.1(b)(iv), then the entire remaining assets of the corporation legally available for distribution shall be distributed ratably among the holders of shares of Series B Stock, Series C Stock, Series D Stock and Common Stock based upon the number of shares of Common Stock (A) held by each of such holders or
(B) issuable upon the exercise of shares of Series B Stock, Series C Stock or Series D Stock held by each of such holders.

                            (v) After setting apart or paying in full the
preferential amounts due the holders of the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock and the Common Stock as provided in Sections 4.3.1(b)(i) through (iv), if assets available for distribution remain, such remaining assets shall be distributed ratably among the holders of Series C Stock, Series D Stock and Common Stock as though all the shares of Series C Stock and Series D Stock were converted to shares of Common Stock, up to the point where the aggregate value of assets distributed to the holders of the Series C Stock (including the amounts distributed pursuant to Sections 4.3.1(b)(i), (iii) and (iv)) equals three times the Series C Original Issue Price for each outstanding share of Series C Stock held by them. If such assets available for distribution under this Section 4.3.1(b)(v) shall be insufficient to permit the payment to the holders of the Series C Stock and the Common Stock of the full preferential amounts to which they may be entitled under this Section 4.3.1(b)(v), then the entire remaining assets of the corporation legally available for distribution shall be distributed ratably among the holders of shares of Series C Stock, Series D Stock and Common Stock based upon the number of shares of Common Stock (A) held by each of such holders or (B) issuable upon the exercise of shares of Series C Stock or Series D Stock held by each of such holders.

                            (vi) After setting apart or paying in full the
preferential amounts due the holders of the Series A Stock, the Series B Stock, the Series C Stock and the Common Stock as provided in Sections 4.3.1(b)(i) through (v), if assets available for distribution remain, such remaining assets shall be distributed ratably among the holders of Series D Stock and Common Stock as though all the shares of Series D Stock were converted to shares of Common Stock, up to the point where the aggregate value of assets distributed to the holders of the Series D Stock (including the amounts distributed pursuant to Sections 4.3.1(b)(i), (iii), (iv) and (v)) equals three times the Series D Original Issue Price for each outstanding share of Series D Stock held by them. If such assets available for distribution under this Section 4.3.1(b)(vi) shall be insufficient to permit the payment to the holders of the Series D Stock and the Common Stock of the full preferential amounts to which they may be entitled under this Section 4.3.1(b)(vi), then the entire remaining assets of the corporation legally available for distribution shall be distributed ratably among the holders of shares of Series D Stock and Common Stock based upon the number of shares of Common Stock (A) held by each of such holders or (B) issuable upon the exercise of shares of Series D Stock held by each of such holders.

                            (vii) After setting apart or paying in full the
preferential amounts due the holders of the Series A Stock, the Series B Stock, the Series C Stock, the Series D Stock and the Common Stock as provided in Sections 4.3.1(b)(i) through (vi), if assets available for distribution remain, such remaining assets shall be distributed ratably among the holders of the Common Stock.

                  (c) Merger, Reorganization or Other Transaction. A consolidation or merger of the corporation with or into another corporation or other entity or person (excluding any merger effected exclusively for the purpose of changing the domicile of the corporation), or any other corporate reorganization or other transaction or series of related transactions by the corporation, in any such case, in which the shareholders of the corporation immediately prior to such transaction or series of related transactions shall own less than 50% of the voting securities of the surviving corporation immediately after such transaction or series of related transactions, or a sale, conveyance or disposition of all or substantially all of the assets of the corporation (including for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the corporation's material assets), shall be deemed to be a liquidation, dissolution or winding up within the meaning of Section 4.3.1(b).

                  (d) Distributions to Shareholders. The board of directors' right to authorize and make distributions to its shareholders is subject to the restrictions set forth in ORS 60.181 and such other applicable legal restrictions as are or may hereafter become effective.

                  (e) Distributions Other than Cash. Whenever a distribution provided for in Section 4.3.1(b) shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property, as determined in good faith by the Board of Directors of the corporation.

         4.3.2    VOTING POWER

                  (a) General Voting Rights. Except as otherwise provided herein or as required by law, each holder of Series A Stock, Series B Stock, Series C Stock and Series D Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock could be converted under Section 4.3.3 (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share) at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting, and, with respect to such votes, shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock. Except as otherwise provided herein or as otherwise expressly provided by the Oregon Business Corporation Act, the holders of shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Common Stock shall vote together as a single class on all matters.

                  (b) Series A Vote. So long as any shares of the Series A Stock are outstanding, the corporation shall not, without first obtaining the approval of the holders of at least 50 percent of the shares of Series A Stock then outstanding, voting together as a separate class:

                            (i) authorize or issue shares of any new class
or series of capital stock on a parity with or having any preference or priority over any shares of Series A Stock then outstanding, or take any action that reclassifies any outstanding shares of the capital stock of the corporation into shares having rights, preferences or privileges as to dividends or as to assets upon liquidation or dissolution senior to or on a parity with the rights, preferences and privileges of shares of Series A Stock;

                            (ii) issue additional shares of Series A Stock;

                            (iii) materially adversely alter the rights,
preferences and privileges of the Series A Stock; or

                            (iv) change the percentage of the shares of Series A
Stock required to approve the foregoing actions set forth in clauses (i), (ii) and (iii) above.

                  (c) Series B Vote. So long as any shares of the Series B Stock are outstanding, the corporation shall not, without first obtaining the approval of the holders of at least 50 percent of the shares of Series B Stock then outstanding, voting together as a separate class:

                            (i) authorize or issue shares of any new class or
series of capital stock having any preference or priority over any shares of Series B Stock then outstanding, or take any action that reclassifies any outstanding shares of the capital stock of the corporation into shares having rights, preferences or privileges as to dividends or as to assets upon liquidation or dissolution senior to the rights, preferences and privileges of shares of Series B Stock;

                            (ii) issue additional shares of Series B Stock;

                            (iii) materially adversely alter the rights,
preferences and privileges of the Series B Stock; or

                            (iv) change the percentage of the shares of Series B
Stock required to approve the foregoing actions set forth in clauses (i), (ii) and (iii) above.

                  (d) Series C Vote. So long as any shares of the Series C Stock are outstanding, the corporation shall not, without first obtaining the approval of the holders of at least 50 percent of the shares of Series C Stock then outstanding, voting together as a separate class:

                            (i) authorize or issue shares of any new class
or series of capital stock having any preference or priority over any shares of Series C Stock then outstanding, or take any action that reclassifies any outstanding shares of the capital stock of the corporation into shares having rights, preferences or privileges as to dividends or as to assets upon liquidation or dissolution senior to or pari passu with the rights, preferences and privileges of shares of Series C Stock;

                            (ii) issue additional shares of Series A Stock,
Series B Stock or Series C Stock other than up to 200,000 shares of Series C Stock (issuable upon the exercise of warrants outstanding on or after the Series C Original Issue Date with an exercise price of at least $6.61 per share (such number of shares and exercise price to be adjusted appropriately for stock dividends, splits, combinations and similar transactions);

                            (iii) materially adversely alter the rights,
preferences and privileges of the Series C Stock; or

                            (iv) change the percentage of the shares of Series C
Stock required to approve the foregoing actions set forth in clauses (i), (ii) and (iii) above.

                  (e) Series D Vote. So long as any shares of the Series D Stock are outstanding, the corporation shall not, without first obtaining the approval of the holders of at least 50 percent of the shares of Series D Stock then outstanding, voting together as a separate class:

                            (i) authorize or issue shares of any new class or
series of capital stock having any preference or priority over any shares of Series D Stock then outstanding, or take any action that reclassifies any outstanding shares of the capital stock of the corporation into shares having rights, preferences or privileges as to dividends or as to assets upon liquidation or dissolution senior to or pari passu with the rights, preferences and privileges of shares of Series D Stock;

                            (ii) issue additional shares of Series A Stock,
Series B Stock, Series C Stock or Series D Stock, other than up to 200,000 shares of Series C Stock (issuable upon the exercise of warrants outstanding on or after the Series C Original Issue Date with an exercise price of at least $6.61 per share (such number of shares and exercise price to be adjusted appropriately for stock dividends, splits, combinations and similar transactions);

                            (iii) materially adversely alter the rights,
preferences and privileges of the Series D Stock; or

                            (iv) change the percentage of the shares of Series D
Stock required to approve the foregoing actions set forth in clauses (i), (ii) and (iii) above.

                  (f) Series A, B, C and D Vote. So long as any shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock are outstanding, the corporation shall not, without first obtaining the approval of the holders of at least 60 percent of the aggregate number of shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock then outstanding, voting together as a separate class:

                            (i) declare or pay any dividends or otherwise make
a distribution in respect of any shares of the Common Stock;

                            (ii) redeem, purchase or otherwise acquire (or pay
into or set aside for a sinking fund for such purpose) any equity securities of the corporation; provided, however, that this restriction shall not apply to (A) repurchases and redemptions called for by these Articles of Incorporation, (B) the repurchase of shares of Common Stock (1) from employees, officers, directors, or any other person performing services for the corporation pursuant to agreements under which the corporation has the option to repurchase such shares upon or in connection with termination of employment or through the exercise of any right of first refusal, or (2) pursuant to the Third Amended and Restated Shareholders' Agreement, dated on or about the date shares of Series D Stock are first issued by the corporation (the "Series D Original Issue Date"), among the corporation and shareholders thereof or (C) repurchases approved by all directors of the corporation attending and voting at a meeting of the Board of Directors at which a quorum is present (or by all directors of the corporation if the action is taken by written consent in lieu of a meeting) (the "Required Directors");

                            (iii) increase the authorized number of directors of
the corporation in excess of seven;

                            (iv) effect a consolidation or merger of the
corporation with or into another corporation or other entity or person (excluding any merger effected exclusively for the purpose of changing the domicile of the corporation), or any other corporate reorganization or other transaction or series of related transactions by the corporation, in any such case, in which the shareholders of the corporation immediately prior to such transaction or series of related transactions shall own less than 50% of the voting securities of the surviving corporation immediately after such transaction or series of related transactions, or a sale, conveyance or disposition of all or substantially all of the assets of the corporation (including for purposes of this section, intellectual property rights which, in the aggregate, constitute substantially all of the corporation's material assets);

                            (v) acquire the assets, business or control of any
other corporation or business entity, through merger, consolidation or otherwise, or make any other form of investment in any other corporation or business entity where the cost to the corporation would exceed $100,000, whether effected in a single transaction or in a series of related transactions, other than assets acquired in the ordinary course of business; or

                            (vi) change the percentage of the Series A Stock,
Series B Stock, Series C Stock and Series D Stock required to approve the foregoing actions set forth in clauses (i) through (v) above.

         4.3.3    CONVERSION RIGHTS

         The holders of the Series A Stock, the Series B Stock, the Series C Stock and the Series D Stock shall have the following rights with respect to the conversion of Series A Stock, Series B Stock, Series C Stock and Series D Stock into shares of Common Stock:

                  (a)  General.

                            (i) Voluntary Conversion. Shares of the Series A
Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series A Conversion Rate (determined under Section 4.3.3(b)) by the number of shares of Series A Stock being converted. Shares of Series B Stock may, at the option of the holder, be converted at any time prior to the Redemption Date, if any, specified in any Redemption Notice (as defined in Section 4.3.4) with respect to such shares of Series B Stock, into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series B Conversion Rate (determined under Section 4.3.3(b)) by the number of shares of Series B Stock being converted. Shares of Series C Stock may, at the option of the holder, be converted at any time prior to the Redemption Date, if any, specified in any Redemption Notice with respect to such shares of Series C Stock, into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series C Conversion Rate (determined under Section 4.3.3(b)) by the number of shares of Series C Stock being converted. Shares of Series D Stock may, at the option of the holder, be converted at any time prior to the Redemption Date, if any, specified in any Redemption Notice with respect to such shares of Series D Stock, into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series D Conversion Rate (determined under Section 4.3.3(b)) by the number of shares of Series D Stock being converted.

                            (ii) Mandatory Conversion. Each share of Series A
Stock, Series B Stock, Series C Stock and Series D Stock shall be converted automatically (without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent for the Common Stock), into the number of shares of Common Stock into which such Series A Stock, Series B Stock, Series C Stock or Series D Stock is convertible pursuant to Section 4.3.3(a)(i), upon the earlier of (A) the closing of a firmly underwritten, public offering by the corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-1 (or its successor form), in which the aggregate offering proceeds paid to the corporation are in excess of $15,000,000 (before deduction of underwriters' discounts and commissions and expenses of the offering) and, with respect to the Series A Stock and the Series B Stock, the offering price per share is at least $6.63 (appropriately adjusted for any stock dividend, split or combination), with respect to the Series C Stock, the offering price per share is at least twice the Series C Original Issuance Price (appropriately adjusted for any stock dividend, split or combination) or, with respect to the Series D stock, the offering price per share is at least twice the Series C Original Issue Price (appropriately adjusted for any such dividend, split or combination), or (B) with respect to the Series A Stock and the Series B Stock, the conversion or approval of the conversion by the holders of a majority of the then outstanding shares of Series A Stock and Series B Stock (measured on a combined basis as though the Series A Stock and Series B Stock were one series), with respect to the Series C Stock, the conversion or approval of the conversion by the holders of a majority of the then outstanding shares of Series C Stock or, with respect to the Series D Stock, the conversion or approval of the conversion by the holders of a majority of the then outstanding shares of Series D Stock. In addition, if not earlier converted, each share of Series A Stock, Series B Stock, Series C Stock or Series D Stock shall be converted automatically (without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent for the Common Stock), into the number of shares of Common Stock into which such Series A Stock, Series B Stock, Series C Stock or Series D Stock is convertible pursuant to Section 4.3.3(a)(i), immediately prior to the determination of any distribution resulting from or in respect of any voluntary or involuntary dissolution, liquidation or winding up of the corporation (within the meaning of Section 4.3.1(b) hereof) if conversion would entitle the holders of shares of such applicable series of Preferred Stock to a greater distribution than otherwise would be made on account of such series of Preferred Stock under Section 4.3.1(b).

                  (b) Conversion Rate. The conversion rate for Series A Stock in effect at any time (the "Series A Conversion Rate") shall equal $1.00 divided by the Series A Conversion Price, calculated as provided in Section 4.3.3(c). The conversion rate for Series B Stock in effect at any time (the "Series B Conversion Rate") shall equal $2.21 divided by the Series B Conversion Price, calculated as provided in Section 4.3.3(c). The conversion rate for Series C Stock in effect at any time (the "Series C Conversion Rate") shall equal $6.61 divided by the Series C Conversion Price, calculated as provided in Section 4.3.3(c). The conversion rate for Series D Stock in effect at any time (the "Series D Conversion Rate") shall equal $7.50 divided by the Series D Conversion Price, calculated as provided in Section 4.3.3(c).

                  (c) Conversion Price. The conversion price for the Series A Stock in effect from time to time, except as adjusted in accordance with Section 4.3.3(d), shall be $1.00 (the "Series A Conversion Price"). The conversion price for the Series B Stock in effect from time to time, except as adjusted in accordance with Section 4.3.3(d), shall be $2.21 (the "Series B Conversion Price"). The conversion price for the Series C Stock in effect from time to time, except as adjusted in accordance with Section 4.3.3(d), shall be $6.61 (the "Series C Conversion Price"). The conversion price for the Series D Stock in effect from time to time, except as adjusted in accordance with Section 4.3.3(d), shall be $7.50 (the "Series D Conversion Price" and, together with the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, collectively, the "Conversion Prices").

                  (d)  Adjustments to Applicable Conversion Price.

                            (i) Extraordinary Common Stock Event. Upon the
happening of an Extraordinary Common Stock Event (as defined below) after the date of the initial issuance of any shares of Series A Stock, the Conversion Prices shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event (with the number of shares issuable with respect to Common Stock Equivalents (as defined below) determined in the manner provided for deemed issuances in Section 4.3.3(d)(ii)(E)), and the product so obtained shall thereafter be the Series A Conversion Price, the

Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be. The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         "Extraordinary Common Stock Event" shall mean (x) the issuance of additional shares of Common Stock, as a dividend or other distribution on outstanding Common Stock of the corporation, or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents") without the payment of any consideration, (y) a split or subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (z) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                            (ii) Sale of Shares Below Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price.

                                    (A) If the corporation shall issue any
Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as applicable, in effect immediately prior to issuance of such Additional Stock (except as otherwise provided in this Section 4.3.3(d)(ii)) shall be adjusted down to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below, as follows:

                            (x) an amount equal to the sum of (1) the result obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares of Common Stock outstanding plus all shares of Common Stock issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options) by the Conversion Price for such series of Preferred Stock then in effect, and
         (2) the aggregate consideration, if any, received by the corporation upon the issuance of such Additional Stock;

                            (y) the number of shares of Common Stock of the corporation outstanding immediately after such issuance (including the shares deemed outstanding as provided in clause (x) above).

                                    (B) No adjustment of the Series A Conversion
Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price shall be made in an amount less than one cent per share, provided, however, that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as applicable. Except to the limited extent provided for in Sections 4.3.3(d)(ii)(E)(3) and (4), no adjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price pursuant to this Subsection 4.3.3(d)(ii) shall have the effect of increasing the Conversion Price for such series of Preferred Stock above the Conversion Price for such series of Preferred Stock in effect immediately prior to such adjustment.

                                    (C) In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                    (D) In the case of the issuance of Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the corporation, irrespective of any accounting treatment.

                                    (E) In the case of the issuance of options
or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities (which options, warrants, rights, convertible or exchangeable securities are not excluded from the definition of Additional Stock by Section 4.3.3(d)(iii)(B), (C), (E) or (F)), the following provisions shall apply:

                                    (1) the aggregate maximum number of shares
         of Common Stock deliverable upon exercise of such options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued for a consideration equal to the consideration (determined in the manner provided in Sections 4.3.3(d)(ii)(C) and (D) above), if any, received by the corporation upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the Common Stock covered thereby, but no further adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of such options, warrants or rights in accordance with their terms;

                                    (2) the aggregate maximum number of shares
         of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued for a consideration equal to the consideration received, if any, by the corporation for any such securities and related options, warrants or rights, plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options, warrants or rights and the subsequent conversion or exchange of the securities issued upon the exercise of such options, warrants or rights (the consideration in each case to be determined in the manner provided in Sections 4.3.3(d)(ii)(C) and (D) above), but no further adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities or the exercise of any such related options, warrants or rights or such subsequent conversion or exchange in accordance with their terms;

                                    (3) if such options, warrants, rights or
         convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, including, without limitation, a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such change becoming effective, be recomputed to reflect such change, but no further adjustment to the Conversion Price for such series of Preferred Stock shall be made for the actual issuance of Common Stock upon the exercise of any such options, warrants or rights or the conversion or exchange of such securities in accordance with their terms; and

                                    (4) upon the expiration of any such options,
         warrants or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price shall forthwith be readjusted to such Conversion Price for such series of Preferred Stock as would have been obtained had the adjustment which was made upon the issuance of such options, warrants, rights or securities or options, warrants or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options, warrants or rights related to such securities.

                            (iii)  "Additional Stock" shall mean any shares of
Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to Section 4.3.3(d)(ii)(E) above) by the corporation after the Series D Original Issue Date other than:

                                        (A) Common Stock issued in connection
         with an Extraordinary Common Stock Event pursuant to Section
         4.3.3(d)(i);

                                        (B) (I) 3,478,568 shares of Common
         Stock (adjusted appropriately for stock dividends, splits, combinations and similar transactions) issued or issuable after the Series D Original Issue Date to employees, consultants or directors of the corporation pursuant to the corporation's 1998 Stock Option Plan, as amended from time to time, to the extent such issuances are approved by the Board of Directors of the corporation, and (II) shares of Common Stock issuable or issued to employees, consultants or directors of the corporation directly or pursuant to a stock option plan (other than the 1998 Stock Option Plan), restricted stock plan or agreement approved by the Required Directors;

                                        (C) (I) 2,171,128 shares of Common Stock
         and (II) 200,000 shares of Series C Stock (in each case adjusted appropriately for stock dividends, splits, combinations and similar transactions) issued or issuable upon exercise of warrants outstanding on or after the Series D Original Issue Date;

                                        (D) Common Stock issued or issuable
         upon conversion of Series A Stock, Series B Stock, Series C Stock or Series D Stock;

                                        (E) Capital stock, or options or
         warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions which have been approved by the Required Directors;

                                        (F) Capital stock, or options or
         warrants to purchase capital stock, issued in connection with (I) bona fide acquisitions of businesses, products or technology or (II) strategic transactions involving the corporation and other entities (including joint ventures, marketing or distributions arrangements, and technology transfer or development arrangements other than those primarily for capital raising purposes), the terms of which have been approved by the Required Directors; and

                                        (G) Warrants issued to lenders in
         connection with bridge loan financings which have been approved by the Required Directors, and the shares of Common Stock issued or issuable upon exercise of such warrants.

                  (e) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Stock, the Series B Stock, the Series C Stock and the Series D Stock shall be changed into the same or different number of shares of any class or classes of stock of the corporation, whether by capital reorganization, reclassification or otherwise (other than an Extraordinary Common Stock Event provided for in Section 4.3.3(d)(i)), then and in each such event the holders of each share of Series A Stock, Series B Stock, Series C Stock and Series D Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Stock, Series B Stock, Series C Stock or Series D Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification or change, all subject to adjustment as provided herein.

In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.3.3 with respect to the rights of the holders of Series A Stock, Series B Stock, Series C Stock and Series D Stock after the reorganization, recapitalization or change to the end that the provisions of this Section 4.3.3 (including adjustment of the Conversion Price then in effect for such series of Preferred Stock and the number of shares issuable upon conversion of such series of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (f) Other Distributions. In the event the corporation shall, with respect to outstanding Common Stock of the corporation, declare a distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.3.3(d)(i) or (ii), then in each case for the purpose of this Section 4.3.3(f) the holders of the Series A Stock, the Series B Stock, the Series C Stock and the Series D Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock, as the case may be, are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                  (g) Certificate as to Adjustments; Notice by the Corporation. In each case of an adjustment or readjustment of the Series A Conversion Rate, the Series B Conversion Rate, the Series C Conversion Rate or the Series D Conversion Rate, the corporation will furnish each holder of Series A Stock, Series B Stock, Series C Stock or Series D Stock, as the case may be, with a certificate, prepared by the Chief Financial Officer of the corporation, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Stock, Series B Stock, Series C Stock or Series D Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Stock, Series B Stock, Series C Stock or Series D Stock, as the case may be.

                  (h) Exercise of Conversion Privilege. To exercise its conversion privilege pursuant to Section 4.3.3(a)(i), each holder of Series A Stock, Series B Stock, Series C Stock or Series D Stock shall surrender the certificate or certificates representing the shares being converted to the corporation at its principal office, and shall give written notice to the corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock surrendered for conversion shall be accompanied by proper assignment thereof to the corporation or in blank. The date when such written notice is received by the corporation, together with the certificate or certificates representing the shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock, as the case may be, being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the corporation shall issue and shall deliver to the holder of the shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock in accordance with the provisions of this
Section 4.3.3, and cash in the amount of any declared and unpaid dividends on such shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock up to and including the Conversion Date. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date and at such time the rights of the holder of the converted shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock, as the case may be, shall cease with respect to such shares and the person or persons in whose name or names any certificate or certificates for shares of Common Stock issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion shall be conditioned upon the closing with the underwriters of the sale of shares of Common Stock pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Stock, Series B Stock, Series C Stock or Series D Stock shall not be deemed to have converted such securities until immediately prior to the closing of such sale of securities.

                  (i) No Fractional Shares. No fractional shares shall be issued upon the conversion of Series A Stock, Series B Stock, Series C Stock or Series D Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share, determined on the basis of the total number of shares of Series A

Stock, Series B Stock, Series C Stock and Series D Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (j) Partial Conversion. In the event some, but not all, of the shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock represented by a certificate or certificates surrendered by a holder are converted, the corporation shall execute and deliver to or on the order of the holder, at the expense of the corporation, a new certificate representing the shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock that were not converted.

                  (k) Reservation of Common Stock. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, Series B Stock, Series C Stock and Series D Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock, Series B Stock, Series C Stock and Series D Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, Series B Stock, Series C Stock and Series D Stock, the corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (l) No Impairment. The corporation will not, by amendment of its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4.3.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Stock, Series B Stock, Series C Stock and Series D Stock against impairment.

         SECTION 4.3.4      REDEMPTION

                  (a) Redemption of Series B Stock, Series C Stock and Series D Stock.

                            (i) To the extent allowed by law, the corporation
shall redeem shares of Series B Stock, Series C Stock and Series D Stock upon the request of the holders thereof, in accordance with paragraphs (ii) and (iii) of this Section 4.3.4(a) and with Section 4.3.4(b) hereof. The redemption price for each share of Series B Stock shall be the Series B Original Issue Price plus dividends declared, but not paid on such share (the "Series B Redemption Price"). The redemption price for each share of Series C Stock shall be the Series C Original Issue Price plus dividends declared, but not paid on such share (the "Series C Redemption Price"). The redemption price for each share of Series D Stock shall be the Series D Original Issue Price plus dividends declared, but not paid on such share (the "Series D Redemption Price").

                            (ii) Within 15 days following the corporation's
receipt (at any time after March 1, 2004) from the holders of at least 50% of the aggregate number of shares of Series B Stock, Series C Stock and Series D Stock then outstanding of a written request that the corporation redeem all the shares of Series B Stock, Series C Stock and Series D Stock held by such holders, the corporation shall give written notice to each holder of record (at the close of business on the business day immediately preceding the day on which notice is given) of Series B Stock, Series C Stock and Series D Stock. Such notice (a "Redemption Notice") shall state that a request to redeem the Series B Stock, Series C Stock and Series D Stock has been received and that each holder of Series B Stock, Series C Stock and Series D Stock, has the right under these Articles of Incorporation to elect to have all of such holder's shares of Series B Stock, Series C Stock and Series D Stock redeemed, such election to be made by delivering to the corporation written notice of such election. The Redemption Notice shall also specify the date (a "Redemption Date") on which such redemption of Series B Stock, Series C Stock or Series D Stock is to be effected (which date shall be no later than the 60th day after the date on which the Redemption Notice is mailed), the Series B Redemption Price, the Series C Redemption Price and the Series D Redemption Price, the dates and place at which payments may be obtained, and the manner in which, and the place at which certificates for the Series B Stock, Series C Stock and Series D Stock may be surrendered. On the Redemption Date, the corporation shall redeem, in accordance with this Section 4.3.4(a) and Section 4.3.4(b), all shares of Series B Stock, Series C Stock and Series D Stock specified for redemption in the request for redemption and all shares of Series B Stock, Series C Stock and Series D Stock, elected to be redeemed in any unrevoked election received by the corporation on or before the 10th day before the Redemption Date. Except as provided in Section 4.3.4(b)(i), on or after the Redemption Date, each holder of Series B Stock, Series C Stock and Series D Stock to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series B Redemption Price, Series C Redemption Price or the Series D Redemption Price, as the case may be, of such shares shall be payable in eight equal quarterly installments (with interest payable as specified in Section 4.3.4(b)(iii) hereof), the first installment to be paid on or prior to the Redemption Date, with the second installment to be paid on the first day of the fourth month following the month in which the Redemption Date occurs, and the remaining installments to be paid on the first day of each third month thereafter until the Redemption Price is paid in full. Such installments shall be evidenced by an installment note made payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled.

                  (b)       General.

                            (i) From and after the close of business on the
Redemption Date, unless there shall have been a default in payment of the applicable Series B Redemption Price, Series C Redemption Price or Series D Redemption Price, all rights of the holders of the shares to be redeemed on such date as holders of such shares (except the right to receive the applicable Redemption Price (with interest payable as specified in Section 4.3.4(b)(iii) hereof) upon surrender of their certificate or certificates) shall cease with respect to such shares and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.

                            (ii) On or prior to the Redemption Date, the
corporation may deposit the applicable Redemption Price for all outstanding shares of Series B Stock, Series C Stock and Series D Stock to be redeemed pursuant to Section 4.3.4(a) with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of such shares. On or prior to the Redemption Date, the corporation may deposit irrevocable instructions and authority to such bank or trust company to pay, on and after the Redemption Date and in the installments specified in Section 4.3.4(a)(ii), the applicable Redemption Price (with interest payable as specified in Section 4.3.4(b)(iii) hereof), to the holders of the shares which have been surrendered for redemption. Any monies deposited by the corporation pursuant to this Section 4.3.4(b)(ii) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 4.3.3 hereof no later than the close of business on the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any monies deposited by the corporation pursuant to this Section 4.3.4(b)(ii) remaining unclaimed at the expiration of five years following the Redemption Date shall thereafter be returned to the corporation, provided that the shareholders to whom such monies would have been payable hereunder shall be entitled, upon proof of their ownership of the stock to be redeemed and payment of any bond requested by the corporation, to receive such monies but without interest from the Redemption Date.

                            (iii) Upon receipt from any holder of the
certificate or certificates representing the shares to be redeemed pursuant to
Section 4.3.4(a)(ii), the corporation shall deliver to such holder an installment note made payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, which installment note shall represent the unpaid balance of the Series B Redemption Price, Series C Redemption Price or Series D Redemption Price, as the case may be. Amounts owing under the note shall bear interest from the Redemption Date at the rate of 8% per annum. Such installment note shall set forth the dates on which payments shall be made and shall provide that: (i) the corporation shall have the privilege of prepaying all or any part thereof at any time with interest to the date of prepayment; (ii) a partial prepayment will cause a recalculation of the equal installment payments for the balance of the term; (iii) a default in any payment shall cause the remaining unpaid balance to become due and payable on demand by the holder; (iv) the prevailing party shall be entitled to attorneys' fees in any action to collect on the note, or any appeal therefrom.

         4.3.5    REISSUANCE OF STOCK

         No share or shares of Series A Stock, Series B Stock, Series C Stock or Series D Stock converted, repurchased, redeemed or otherwise acquired by the corporation shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue. The corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Stock, Series B Stock, Series C Stock and Series D Stock accordingly.

         4.3.6    NOTICES OF RECORD DATE

         In the event that the corporation shall propose at any time:

                  (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (b) to offer for subscription to the holders of any class of series of its stock, any additional shares of stock of any class or series or other rights;

                  (c) to effect any reclassification or recapitalization of the shares of its Common Stock outstanding involving a change in the Common Stock; or

                  (d) to merge or consolidate with or into any other corporation, to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the corporation shall send to the holders of the Series A Stock, Series B Stock, Series C Stock and Series D
Stock:

                            (i) at least 20 days' prior written notice of the
date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

                            (ii)  in the case of the matters referred to in (c)
and (d) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Common Stock shall be entitled to exchange their shares of Series A Stock, Series B Stock, Series C Stock, Series D Stock and Common Stock for securities or other property deliverable upon the occurrence of such events).

         Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of Common Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the corporation shall promptly give written notice to each holder of shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock of such material change.

         Any notice required by the provisions of this Section 4.3 to be given to the holders of shares of Series A Stock, Series B Stock, Series C Stock and Series D Stock shall be deemed given if deposited in the United States mail, postage prepaid and addressed to each holder of record at such holder's address appearing on the books of the corporation.

                   ARTICLE 5. LIMITATION OF DIRECTOR LIABILITY

         To the fullest extent that the Oregon Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the corporation shall not be liable to the corporation or its shareholders for any monetary damages for conduct as a director. Any amendment to or repeal of this Article or amendment to the Oregon Business Corporation Act shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                           ARTICLE 6. INDEMNIFICATION

         To the fullest extent not prohibited by law, the corporation: (i) shall indemnify from and against any and all costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement of or arising from such action, suit or proceeding any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director of the corporation, and (ii) may indemnify from and against any and all costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement of or arising from such action, suit or proceeding any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was an officer, employee or agent of the corporation, or a fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974), with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer of, or as a fiduciary (as defined above) of an employee benefit plan of, another corporation, partnership, joint venture, trust or other enterprise. This Article shall not be deemed exclusive of any other provisions for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the corporation. For purposes of this Article, "corporation" shall mean the corporation incorporated hereunder and any successor corporation thereof.

                               ARTICLE 7. NOTICES

         The address where the State of Oregon Corporation Division may mail notices to the corporation is:

                       1211 S.W. Fifth Avenue, Suite 1500
                               Portland, OR 97204